UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 30, 2020

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3009, boul. de la Concorde East Suite 102 Laval, Québec Canada H7E 2B5
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07, on September 30, 2020, the shareholders of Acasti Pharma Inc. (the “Company”) confirmed and ratified an amendment to the Company’s Amended and Restated General By-law (the “By-laws”) to increase the quorum threshold from 10% to not less than 33 1/3% of the outstanding Common Shares entitled to be voted at such meeting. The effective date of this amendment is September 30, 2020. A copy of the Company’s By-laws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following information is filed pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On September 30, 2020, the Company held its 2020 annual and special meeting of shareholders (the “Meeting”). Proxies for the Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the board of director’s solicitation. Holders of a total of 10,279,286 of the Company’s common shares were present or represented by proxy at the Meeting, representing approximately 10.61% of the Company’s 96,869,143 common shares that were outstanding and entitled to vote at the Annual Meeting as of the record date of September 8, 2020. Set forth below are the matters acted upon by the Company’s shareholders at the Meeting, and the final voting results on each matter. Each of the proposals are described in further detail in the Company’s definitive proxy statement dated August 31, 2020 (the “Circular”), filed with the Securities and Exchange Commission on September 9, 2020.

Proposal 1

1.	Election of Directors of the Company for the ensuing year

Nominee	Votes For	% Votes For	Votes Withheld	% Votes Withheld
Roderick N. Carter	7,689,988	74.81%	2,589,298	25.19%
Jean-Marie (John) Canan	7,736,464	75.26%	2,542,822	24.74%
Jan D'Alvise	7,681,263	74.73%	2,598,023	25.27%
Donald Olds	7,784,581	75.73%	2,494,705	24.27%

Proposal 2

2.	Appointment of KPMG LLP as auditors for the ensuing year and to authorize the board of directors of the Company to fix their remuneration

Votes Cast For	% Votes Cast For	Votes Cast Against	% Votes Cast Against
8,187,946	90.54%	855,557	9.46%

Proposal 3

3.	Advisory (non-binding) resolution approving the compensation of our named executive officers, as more particularly described in the Circular

Votes Cast For	% Votes Cast For	Votes Cast Against	% Votes Cast Against
5,222,830	58.62%	3,687,193	41.38%

Proposal 4

4.	Advisory (non-binding) resolution on the frequency of the future “say on pay” votes, as more particularly described in the Circular

Number of Shares			Percentage of Votes Cast
1 Year	2 Year	3 Year	1 Year	2 Year	3 Year
7,035,191	320,698	2,175,841	73.81%	3.36%	22.83%

Proposal 5

5.	Ordinary resolution approving, ratifying and confirming certain amendments to the Company’s stock option plan, as more particularly described in the Circular

Votes Cast For	% Votes Cast For	Votes Cast Against	% Votes Cast Against
4,786,055	54.52%	3,993,282	45.48%

(Disinterested Shareholders only – 159,500 shares are excluded)

Proposal 6

6.	Ordinary resolution approving, ratifying and confirming certain amendments to the Company’s equity incentive plan, as more particularly described in the Circular

Votes Cast For	% Votes Cast For	Votes Cast Against	% Vote Cast Against
4,881,604	55.56%	3,904,357	44.44%

(Disinterested Shareholders only – 159,500 shares are excluded)

Proposal 7

7.	Ordinary resolution approving, ratifying and confirming the adoption of the amended and restated general by-law of the Company, as more particularly described in the Circular

Votes Cast For	% Votes Cast For	Votes Cast Against	% Votes Cast Against
6,083,640	72.98%	2,252,032	27.02%

A report outlining the voting results described above is filed as Exhibit 99.1 hereto.

Item 8.01. Other Events.

The following information is filed pursuant to Item 8.01, “Other Events.”

On October 1, 2020, the Company issued a press release announcing the voting results of its Annual Meeting, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. A copy of this press release is respectively filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated General By-laws
99.1	Report on Voting Results
99.2	Press Release issued by Acasti Pharma Inc. on October 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: October 2, 2020	By:	/s/ Jan D'Alvise
Jan D'Alvise
Chief Executive Officer